Exhibit 4.2

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INSTITUTIONAL FINANCIAL MARKETS, INC.

10.50% CONTINGENT CONVERTIBLE SENIOR NOTE DUE 2027

No. 1	$7,621,000

CUSIP NO. 45779LAA5

INSTITUTIONAL FINANCIAL MARKETS, INC., a corporation duly organized and existing under the laws of the State of Maryland (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Seven Million Six Hundred Twenty-One Thousand Dollars (U.S. $7,621,000) which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S. $19,506,000), on May 15, 2027 and to pay interest thereon, from July 22, 2011, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 in each year (each, an “Interest Payment Date”), commencing November 15, 2011, at the rate of 10.50% per annum, until the principal hereof is paid, and at the rate of 10.50% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest (including Special Interest, if any). Interest and Special Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at any office or agency of the Company as may be designated by it for such purpose in The City of New York, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, by, at the option of the Holder (i) United States Dollar check drawn on, or (ii) wire transfer to, a United States Dollar account maintained in The City of New York (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date). Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account maintained in The City of New York (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).

Except as specifically provided herein or in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

INSTITUTIONAL FINANCIAL MARKETS, INC.

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: July 22, 2011

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

3

[REVERSE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company designated as its “10.50% Contingent Convertible Senior Notes due 2027” (herein called the “Securities”), limited in aggregate principal amount to U.S. $19,506,000, issued and to be issued under an Indenture, dated as of July 22, 2011 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

No sinking fund is provided for the Securities.

Prior to May 20, 2014, the Securities shall not be redeemable, except as described below. On or after May 20, 2014, the Company may redeem all or any portion of the Securities for cash at a Redemption Price equal to 100% of the principal amount of the Securities plus accrued and unpaid interest (including Special Interest, if any) to, but excluding, the Redemption Date. Interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Redemption Price payable in respect of such Security to the extent that such Redemption Price is, was or would be so payable at such time, and express mention of the Redemption Price in any provision of this Security shall not be construed as excluding the Redemption Price so payable in those provisions of this Security when such express mention is not made.

In any case where the due date for the payment of the principal of or interest (including Special Interest, if any) on any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day, at any Place of Payment or Place of Conversion as the case may be, then payment of principal, interest (including Special Interest, if any) or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the date for such payment, or by such last day for conversion, and if the payment is made on such next succeeding Business Day no interest shall accrue on the amount so payable for the period after such due date.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder on May 15, 2014, May 15, 2017 and May 15, 2022 (each a “Repurchase Date”), all or a portion of the Securities held by such Holder, in any integral multiple of U.S. $1,000, for cash at a price per Security equal to 100% of the aggregate principal amount of the Security (the “Repurchase Price”), together with accrued but unpaid interest (including Special Interest, if any) thereon to, but excluding, the Repurchase Date upon delivery of a Repurchase Notice containing the information set forth in the Indenture, together with the Securities subject thereto, at any time from the opening of business on the date that is 30

Business Days prior to such Repurchase Date until the close of business on the Business Day prior to such Repurchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

If cash sufficient to pay the Repurchase Price and accrued but unpaid interest (including Special Interest, if any) on all Securities or portions thereof to be repurchased as of the Repurchase Date is held by the Paying Agent by 10:30 a.m., New York City time, on the Business Day immediately following the Repurchase Date, interest (including Special Interest, if any) shall cease to accrue on such Securities (or portions thereof) as of such Repurchase Date and the Holder thereof shall have no other rights as such, other than the right to receive the Repurchase Price and interest (including Special Interest, if any) upon surrender of such Security.

Upon satisfaction of the conditions set forth in Section 12.1(1) of the Indenture, a Holder of a Security may convert any portion of the principal amount of any Security that is an integral multiple of U.S. $1,000 into cash and fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/1,000th of a share) of Common Stock in accordance with the provisions of Section 12.14 of the Indenture; provided that if such Security is called for redemption or delivered for repurchase pursuant to Article XI, XIII or XIV of the Indenture, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, as applicable, of such Security (unless the Company shall default in making the redemption or repurchase payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or repurchased). Subject to the satisfaction of the conditions set forth in Section 12.1(1) of the Indenture, such conversion right shall commence on the initial issuance date of the Securities and expire at the close of business on the date of maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures. The Conversion Price shall, as of the date of the Indenture, initially be $116.73 per share of Common Stock. The Conversion Rate shall, as of the date of the Indenture, initially be approximately 8.5933. The Conversion Price and Conversion Rate will be adjusted under the circumstances specified in the Indenture. Upon conversion, no adjustment for interest (including Special Interest, if any) or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash in accordance with the provisions of Section 12.14(3) of the Indenture. Except as provided in Section 12.2(3) of the Indenture, delivery of the Principal Return, Net Shares and cash in lieu of fractional shares shall be deemed to satisfy the Company’s obligation to pay the principal amount of a converted Security and accrued but unpaid interest (including Special Interest, if any) thereon. Any accrued interest (including Special Interest, if any) payable on a converted Security will be deemed paid in full, rather than canceled, extinguished or forfeited.

In addition, following certain corporate transactions that occur on or prior to May 15, 2014 and that constitute a Fundamental Change under clauses (i), (ii) and (iii) of the definition of Fundamental Change in Section 14.3(2)), a Holder who elects to convert its Securities in connection with such corporate transaction will be entitled to receive Additional Shares of Common Stock upon conversion in certain circumstances set forth in the Indenture, subject to the provisions of Section 12.1(2) of the Indenture.

To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below, if the Security is in definitive form, and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) if the Security is in definitive form, furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (d) pay any transfer or other tax, if required and (e) if the Security is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Applicable Procedures. If a Holder surrenders a Security for conversion between the close of business on the Regular Record Date and prior to the opening of business on the related Interest Payment Date, including the date of maturity, the Security must be accompanied by payment of an amount equal to the interest (including Special Interest, if any) payable on such Interest Payment Date on the principal amount of the Security or portion thereof then converted; provided that no such payment shall be required if such Security has been called for redemption on a Redemption Date within the period between close of business on such Record Date and the opening of business on such Interest Payment Date, or if such Security is surrendered for conversion on the Interest Payment Date. A Holder may convert a portion of a Security equal to U.S. $1,000 or any integral multiple thereof.

A Security in respect of which a Holder has delivered a repurchase notice exercising the option of such Holder to require the Company to repurchase such Security as provided in Article XIII or Article XIV, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

Whenever in this Security there is a reference, in any context, to the payment of interest on, or in respect of, any Security as of any time, such reference shall be deemed to include reference to Special Interest, as described in the preceding paragraph, if any, payable in respect of such Security to the extent that such Special Interest, if any, is, was or would be so payable at such time, and express mention of Special Interest, if any, in any provision of this Security shall not be construed as excluding Special Interest, if any, so payable in those provisions of this Security when such express mention is not made.

If a Fundamental Change occurs, the Holder of this Security, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the aggregate principal amount hereof that is at least U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the portion of the aggregate principal amount of this Security to be Outstanding after such repurchase is at least equal to U.S. $1,000) for cash at a Fundamental Change Repurchase Price equal to 100% of the aggregate principal amount thereof plus interest (including Special Interest, if any) accrued to, but excluding, the Fundamental Change Repurchase Date, as provided in the Indenture. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Fundamental Change Repurchase Price payable in respect of such Security to the extent that such Fundamental Change Repurchase Price is, was or would be so payable at such time, and express mention of the Fundamental Change Repurchase Price in any provision of this Security shall not be construed as excluding the Fundamental Change Repurchase Price so payable in those provisions of this Security when such express mention is not made.

If this Security is a Global Security, then, in the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.

If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company’s obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least 66-2/3% in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security. Certain modifications or amendments to the Indenture require the consent of the Holder of each Outstanding Security affected.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity (or if requested, receipt of security or indemnity). The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest (including Special Interest, if any) hereon, on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair (without the consent of the Holder hereof) the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (including Special Interest, if any) on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at such office or agency of the Company as may be designated by it for such purpose in The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at such office or agency of the Company. The Company upon such surrender by the Holder will issue, and the Trustee will authenticate, the new Securities in the requested denominations. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, any Agent and any agent of the Company, the Trustee or any Agent may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any Agent or other such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, member, manager, partner, employee, agent, officer or director or direct or indirect subsidiary, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor thereto, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released by the Holder hereof.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenant in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	as tenants by the entireties		(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship		under Uniform Gifts to Minor Act
	and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

ELECTION OF HOLDER TO REQUIRE REPURCHASE

(1) Pursuant to Section 13.1 or Section 14.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

(2) The undersigned hereby directs the Trustee or the Company to pay it or an amount in cash equal to 100% of the aggregate principal amount to be repurchased (as set forth below), plus interest (including Special Interest, if any) accrued to, but excluding, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, as provided in the Indenture.

Dated:

Signature(s)
Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed
Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):
Remaining aggregate principal amount following such repurchase (not less than U.S. $1,000):

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the aggregate principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such aggregate principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted aggregate principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
Signature(s)

If shares or Securities are to be registered in the

name of a Person other than the Holder, please print

such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any

Signature Guaranteed

If only a portion of the Securities is to be converted, please indicate:

1.	Principal amount to be converted: U.S. $

2.	Principal amount and denomination of Securities representing unconverted aggregate principal amount to be issued:

Amount: U.S. $	Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof, provided that the unconverted portion of such aggregate principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof).

FORM OF ASSIGNMENT

For value received                         hereby sell(s), assign(s) and transfer(s) unto                             (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                         as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signatures
Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad - 15 under the Securities Exchange Act of 1934.

Signature Guaranteed